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                                                            EXHIBIT NO. 99.1(d)

                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION
                                    OF SERIES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as International Investors Trust Series shall be redesignated as International Value Series.

         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.
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IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 16th day of October, 2002.




SAMUEL ADAMS                                      DERWYN F. PHILLIPS
---------------------------                       ---------------------------
Samuel Adams                                      Derwyn F. Phillips
3 Overledge Road                                  1250 West Southwinds Blvd.
Manchester, MA  01944                             Vero Beach, FL  32963


J. KERMIT BIRCHFIELD
---------------------------                       ---------------------------
J. Kermit Birchfield                              C. James Prieur
33 Way Road                                       60 Douglas Drive
Gloucester, MA  01930                             Toronto, Ontario
                                                  M4W 2B3, Canada



ROBERT C. BISHOP                                  RONALD G. STEINHART
---------------------------                       ---------------------------
Robert C. Bishop                                  Ronald G. Steinhart
1199 Madia Street                                 25 Robledo Drive
Pasadena, CA  91103                               Dallas, TX  75230



FREDERICK H. DULLES                               HAVILAND WRIGHT
---------------------------                       ---------------------------
Frederick H. Dulles                               Haviland Wright
47 East 64th Street                               4610 Kapuna Road
New York, NY  10021                               Kilauea HI  96754


DAVID D. HORN
---------------------------
David D. Horn
257 Lake Street
New Vineyard, ME  04956